Exhibit 32.1

Certification of United Continental Holdings, Inc.

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

Each undersigned officer certifies that to the best of his knowledge based on a review of the quarterly report on Form 10-Q for the period ended March 31, 2016 of United Continental Holdings, Inc. (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Continental Holdings, Inc.

Date: April 21, 2016

/s/ Oscar Munoz
Oscar Munoz
President and Chief Executive Officer

/s/ Gerald Laderman
Gerald Laderman
Senior Vice President Finance and acting Chief Financial Officer